                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby authorizes Joseph T.
Boyle of Spirit AeroSystems Holdings, Inc., a Delaware corporation (the
Company"), individually to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of the Company, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States
Securities and Exchange Commission pursuant to Section 16(a) of the Securities
Act of 1934, as amended (the "Exchange Act"), relating to the undersigned's beneficial ownership of securities of the Company. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-
fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest of: (1) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company; (2) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; or (3) the Company's employment of the foregoing attorney- in-fact is terminated.

The undersigned hereby revokes any and all Powers of Attorney appointing any person or persons, other than the person so appointed above, attorney-in-fact to perform services substantially similar to those provided for in this Power of
Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney to be executed as of this 5th day of January, 2016.

/s/ Stacy Cozad
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STACY COZAD